UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2025

Datadog, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39051	27-2825503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 8th Avenue,	45th Floor
New York,	NY	10018
(Address of Principal Executive Offices)		(Zip Code)
(866) 329-4466
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	DDOG	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2025, the Board of Directors (the “Board”) of Datadog, Inc. (the “Company”) increased the size of the Board from nine to ten members and appointed Ami Vora as a Class I director of the Company to fill the resulting vacancy, each effective September 11, 2025. Ms. Vora's term will expire at the Company’s Annual Meeting of Stockholders to be held in 2026. Ms. Vora has not been, and is not currently expected to be, named to any committee of the Board at this time.
There is no arrangement or understanding between Ms. Vora and any other person pursuant to which she was selected as a director, and there is no family relationship between Ms. Vora and any of the Company’s other directors or executive officers. Ms. Vora has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Vora will receive compensation pursuant to our Amended and Restated Non-Employee Director Compensation Policy (“Director Compensation Policy”), as described in the “Non-Employee Director Compensation Policy” section of the Company’s definitive proxy statement for the 2025 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 18, 2025. As an inducement for Ms. Vora to join our Board in a highly competitive market, in recognition of her extensive professional experience and expected contributions to the Company, and in order to further align her interests with those of our stockholders, the Board increased the amount of the initial grant of restricted stock units payable to Ms. Vora under the Director Compensation Policy upon her appointment from $400,000 to $600,000. Ms. Vora’s initial grant covers the number of shares of our Class A common stock equal to (A) $600,000 divided by (B) the closing sales price per share of our Class A common stock on the grant date, and will vest in three equal annual installments over the three-year period following the grant date, subject to continuous service through each applicable vesting date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datadog, Inc.
Date: September 11, 2025
	By:	/s/ Kerry Acocella
Kerry Acocella
General Counsel and Secretary